Exhibit 10.35

SETTLEMENT AGREEMENT AND RELEASE

This Settlement Agreement and Release (this “Agreement”), dated May 27, 2003, is made by and between LookSmart, Ltd., a Delaware corporation (the “Company”), and Dianne Dubois, residing in San Francisco, California (the “Employee”).

WHEREAS, Employee is employed by the Company as Chief Financial Officer; and

WHEREAS, the Company and Employee have entered into a Confidentiality Agreement (the “Confidentiality Agreement”), an Indemnification Agreement (the “Indemnification Agreement”), and a Secured Promissory Note (the “Secured Promissory Note”);

NOW THEREFORE, in consideration of the mutual promises made herein, the Company and Employee (collectively referred to as the “Parties”) hereby agree as follows:

1. Consideration.

(a) The Company agrees, contingent upon Employee’s completing a smooth Transition Period:

(i) to continue Employee’s employment, under the existing terms except that Employee will no longer earn leave after the Transition Period, from the date hereof through the earlier of December 31, 2003, or the date Employee accepts other employment in order for Employee to transfer her Company knowledge and responsibilities to one or more other Company employees. If Employee accepts other employment before December 31, 2003, the Company will pay Employee a lump sum equivalent to the amount of her base salary, less normal withholding, from such date through December 31, 2003;

(ii) to reimburse Employee for any business-related use of her cellular telephone during the Transition Period; and

(iii) to provide a reference for Employee from the Chief Executive Officer.

(b) Employee agrees:

(i) to resign her title as Chief Financial Officer at the end of the Transition Period by submitting to the Company her resignation in the form attached hereto as Attachment A;

(ii) to perform her duties as mutually agreed in a professional and timely manner through the Transition Period, and following the Transition Period to assist with the transition of her responsibilities through the earlier of December 31, 2003, or the date Employee accepts other employment. As used herein, “Transition Period” shall mean the period from the date hereof up to and including August 31, 2003.

2. Confidential Information. Employee shall continue to maintain the confidentiality of all confidential and proprietary information of the Company and shall continue to comply with the terms and conditions of the Confidentiality Agreement between Employee and the Company. Employee shall return all the Company property and confidential and proprietary information in her possession to the Company on the last day of her employment or such earlier time as the Company requires.

3. Release of Claims. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company as of the date hereof. Employee, on behalf of herself, and her heirs, family members, executors, successors and assigns, hereby fully and forever releases the Company and all of its past, present and future officers, agents, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, parents, predecessor and successor corporations, successors and assigns (collectively, the “Company Released Parties”), from, and agrees not to sue or otherwise institute or cause to be instituted any legal or administrative proceedings concerning, any loss, damage, claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that she may possess arising from any omissions, acts or facts in connection with her employment relationship with the Company that have occurred up until and including the date of this Agreement, including without limitation:

(a) any and all claims relating to or arising from the termination of Employee’s employment relationship with the Company;

(b) any and all claims relating to, or arising from, the granting of stock options to Employee or Employee’s actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

(c) any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination (whether based on age, sex, national origin or other protected status); breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; or conversion;

(d) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, The Worker Adjustment and Retraining Notification Act, the California Fair Employment and Housing Act, and Labor Code section 201, et seq. and section 970, et seq. and all amendments to each such Act as well as the regulations issued thereunder;

(e) any and all claims for violation of the federal, or any state, constitution;

(f) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and

(g) any and all claims for attorneys’ fees and costs.

Employee agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters described above. This release does not extend to any obligations incurred under this Agreement.

4. Acknowledgment of Waiver of Claims under ADEA. Employee acknowledges that she is waiving and releasing any rights she may have under the Age Discrimination in Employment Act of 1967 (the “ADEA”) and that this waiver and release is knowing and voluntary. Employee and the Company agree that this waiver and release do not apply to any rights or claims that may arise under the ADEA after the date of this Agreement. Employee acknowledges that the consideration given for this Agreement is in addition to anything of value to which Employee was already entitled. Employee further acknowledges and agrees that she has been advised by this writing that (a) she should consult with an attorney prior to executing this Agreement; (b) she has had at least twenty-one (21) days within which to consider this Agreement; (c) she has seven (7) days following the execution and delivery of this Agreement by the parties to revoke the Agreement; and (d) this Agreement shall not be effective until such revocation period has expired. Any revocation should be in writing and delivered to the General Counsel of LookSmart, Ltd., 625 Second Street, San Francisco, CA 94107, by close of business on the seventh (7th) day from the date that Employee has executed and delivered this Agreement to the Company.

5. Civil Code Section 1542. Employee represents that she is not aware of any claims against the Company other than the claims that are released by this Agreement. Employee acknowledges and agrees that she has been (or has had the opportunity to be) advised by legal counsel and is familiar with the provisions of California Civil Code Section 1542, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Employee, being aware of said code section, expressly agrees to waive any and all rights she may have thereunder, as well as under any other statute or common law principles of similar effect.

6. Execution of Release Agreement. On the last day of her employment, Employee shall execute and deliver to the Company a release that includes the same provisions as Sections 3, 4, 5 and 7 through 21, inclusive, hereof. Employee’s failure to reexecute the Agreement on that date shall constitute a material breach of this Agreement.

7. No Pending or Future Lawsuits. Employee represents that she has no lawsuits, claims or actions pending in her name, or on behalf of any other person or entity, against the Company or any other Company Released Party. Employee also represents that she does not intend to bring any claims on her own behalf or on behalf of any other person or entity against the Company or any other Company Released Party.

8. No Cooperation. Employee agrees she will not act in any manner that might damage the business of the Company. Employee agrees that she will not counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against the Company and/or any other Company Released Party, unless under a subpoena or other court order to do so.

9. Non-Disparagement. The Company agrees to refrain from any defamation, libel or slander of Employee. Employee agrees to refrain from any defamation, libel or slander of the Company or any other Company Released Party or tortious interference with the contracts and relationships of the Company and its respective officers, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations and assigns.

10. No Admission of Liability. Employee understands and acknowledges that this Agreement constitutes a compromise and settlement of disputed claims. No action taken by the Company or any other Company Released Party, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any claims heretofore made or (b) an acknowledgment or admission by the Company or any other Company Released Party of any fault or liability whatsoever to the Employee or to any third party.

11. Costs. The Parties shall each bear their own costs, expert fees, attorneys’ fees and other fees and expenses incurred in connection with this Agreement.

12. Arbitration. The Parties agree that any and all disputes arising out of or relating to the terms of this Agreement or its interpretation shall be subject to binding arbitration, to the extent permitted by law, in San Francisco, California, before the American Arbitration Association under its National Rules for the Resolution of Employment Disputes. Employee agrees and hereby waives her right to jury trial as to matters arising out of or relating to the terms of this Agreement to the extent permitted by law. The Parties agree that the prevailing party in any arbitration shall be entitled to enforce the arbitration award in any court of competent jurisdiction. Notwithstanding the foregoing provisions of this Section 12, Employee or the Company may seek and obtain otherwise available injunctive relief in court for any violation of obligations concerning confidential and proprietary information that cannot be adequately remedied at law or in arbitration.

13. Authority. Employee represents and warrants that she has the capacity to act on her own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement.

14. No Representations. Employee represents that she has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

15. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

16. Entire Agreement. This Agreement, the Confidentiality Agreement, the Indemnification Agreement, and the Secured Promissory Note represent the entire agreement and understanding between the Company and Employee concerning Employee’s separation from the Company, and supersede and replace any and all prior agreements and understandings concerning Employee’s employment relationship with the Company and her compensation by the Company.

17. No Oral Modification. This Agreement may only be amended in writing signed by Employee and an authorized officer of the Company.

18. Governing Law. This Agreement shall be governed by the internal substantive laws, but not the choice of law rules, of the State of California.

19. Effective Date. This Agreement is effective eight (8) days after it has been signed by both Parties.

20. Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

21. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

(a) They have read this Agreement;

(b) They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

(c) They understand the terms and consequences of this Agreement and of the releases it contains; and

(d) They are fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first set forth above.

LOOKSMART, LTD.

By:	/s/ JASON KELLERMAN
Chief Executive Officer

/s/ DIANNE DUBOIS
Dianne Dubois

Attachment A

Date: August 31, 2003

To: LookSmart, Ltd.

Please be advised that, effective immediately, I hereby resign my title of Chief Financial Officer with LookSmart, Ltd.

Very truly yours,

Dianne Dubois